UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 30, 2016

Zayo Group Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36690	26-1398293
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

1805 29th Street, Suite 2050, Boulder, CO 80301

(Address of Principal Executive Offices)

(303) 381-4683

(Registrant's Telephone Number, Including Area Code)

Zayo Group, LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-169979	26-2012549
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

1805 29th Street, Suite 2050, Boulder, CO 80301

(Address of Principal Executive Offices)

(303) 381-4683

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 29, 2016, Zayo Group, LLC (“Zayo”), a Delaware limited liability company and the primary operating subsidiary of Zayo Group Holdings, Inc., entered into an Agreement and Plan of Merger (the "Merger Agreement") with Electric Lightwave Parent, Inc., a Delaware corporation (“ELI”), and ZELMS, Inc., a Delaware corporation and a wholly owned subsidiary of Zayo (“Merger Sub”).

Pursuant to the Merger Agreement, and subject to the terms and conditions thereof, Merger Sub will merge with and into ELI, with ELI as the surviving corporation and a wholly owned subsidiary of Zayo (the "Merger").   The total consideration to be paid in connection with the Merger is approximately $1.42 billion (including indebtedness of ELI to be repaid at closing) and is subject to customary working capital and other adjustments (the "Merger Consideration").  The Merger is not subject to any financing condition.

In connection with the Merger Agreement, Zayo has obtained a debt commitment letter that, subject to customary closing conditions, commits certain lenders to provide financing for Zayo in an amount sufficient to permit Zayo to make all payments required to be made by Zayo in connection with the closing of the Merger.

The obligation of Zayo and ELI to consummate the Merger is subject to the satisfaction or waiver of closing conditions set forth in the Merger Agreement, including, among others (i) the approval of the holders of more than 75% of ELI’s outstanding shares (which condition, as of the date of this filing, has been satisfied), (ii) the expiration or termination of any waiting period applicable under the Hart-Scott Rodino Act and the receipt of other regulatory approvals and (iii) the absence of a "Material Adverse Effect" (as defined in the Merger Agreement) with respect to ELI.

Each of ELI and Zayo has made customary representations and warranties and covenants in the Merger Agreement, including covenants to use their efforts to effect the transaction, including securing required regulatory approvals. In addition, ELI has agreed to other customary covenants, including, among others, covenants to conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and the closing of the Merger.

Under the terms of the Merger Agreement, each of ELI and Zayo has agreed to certain indemnification obligations with respect to the representations and warranties and covenants made by each party under the Merger Agreement.

The Merger Agreement contains termination rights for each of Zayo and ELI, including, among other rights, if the Merger has not been consummated by May 29, 2017.

Item 7.01. Regulation FD Disclosure.

On November 30, 2016, Zayo issued a press release announcing its entry into the Merger Agreement   The full text of this press release is furnished on Exhibit 99.1 hereto and is incorporated herein by reference.

Zayo will host a conference call today, November 30, at 8:00 a.m. EST to discuss the Merger transaction. The conference call can be accessed by dialing 800-909-4761 using conference ID: 21836860.  A live webcast of the conference call and associated investor presentation will be available on the investor relations section of Zayo’s website at http://investors.zayo.com.  A copy of the investor presentation is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits

(a)Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 30, 2016
99.2	Investor Presentation dated November 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zayo Group Holdings, Inc.

By:	/s/ Ken desGarennes
Name:	Ken desGarennes
Title:	Chief Financial Officer

DATED:  November 30, 2016

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zayo Group, LLC

By:	/s/ Ken desGarennes
Name:	Ken desGarennes
Title:	Chief Financial Officer

DATED:  November 30, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 30, 2016
99.2	Investor Presentation dated November 30, 2016.